Exhibit 32(a)

ENERGY FUTURE HOLDINGS CORP.
Certificate Pursuant to Section 906
of Sarbanes - Oxley Act of 2002
CERTIFICATION OF CEO

The undersigned, Paul M. Keglevic, President, Chief Executive Officer, Chief Restructuring Officer and Chief Accounting Officer of Energy Future Holdings Corp. (the "Company"), DOES HEREBY CERTIFY that, to his knowledge:

1.
The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2016 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 1st day of November, 2016.

/s/ PAUL M. KEGLEVIC
Name:	Paul M. Keglevic
Title:	President, Chief Executive Officer, Chief Restructuring Officer and Chief Accounting Officer

A signed original of this written statement required by Section 906 has been provided to Energy Future Holdings Corp. and will be retained by Energy Future Holdings Corp. and furnished to the Securities and Exchange Commission or its staff upon request.